SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               July 30, 1999



                              EDD HELMS GROUP, INC.
                           (Formerly Hotelecopy, Inc.)

               (Exact name of registrant as specified in charter)


          FLORIDA                        0-17978                  59-2605868
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


17850 N.E. 5TH AVENUE, MIAMI, FLORIDA                                33162
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:              305/653-2520

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (a) Effective July 30, 1999, the Shareholders of Registrant approved an Agreement and Plan of Merger by and between Registrant and Edd Helms Incorporated, a Florida corporation ("EHI"), whereby EHI was merged with and into Registrant. As a result of the merger, W. Edd Helms, Jr., who owned 44% of the issued and outstanding common stock of Registrant prior to the merger will, as a result of the merger, own approximately 83% of Registrant's issued and outstanding common stock. W. Edd Helms, Jr. was Chairman of the Board, President and Chief Executive Officer of Registrant prior to the merger and remains so subsequent to the merger.

(b)

                                              AMOUNT AND NATURE OF   PERCENT OF
TITLE OF CLASS    NAME OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP      CLASS
- --------------    ------------------------    --------------------   ----------
Common Stock          W. Edd Helms, Jr.            10,473,604        83.2%(1)(2)

- ------------
(1) Includes 10,890 shares owned by his daughters and 2,500 shares owned beneficially with his wife.

(2) Includes 272,330 shares owned by ESOP of Edd Helms Incorporated attributed to the beneficial interest of which is attributable to W. Edd Helms, Jr. Registrant acquired, pursuant to a Agreement and Plan of Merger, Edd Helms Incorporated, a Florida corporation, effective July 30, 1999. Edd Helms Incorporated is an electrical contractor with a wholly-owned subsidiary which provides air conditioning installation, service and maintenance. The acquisition was solely in exchange for 10,740,677 shares of the authorized but previously unissued common stock of Registrant. The principal shareholder of Edd Helms Incorporated was W. Edd Helms, Jr. W. Edd Helms, Jr. was also the owner of 44% of the issued and outstanding common stock of Registrant, Chairman of the Board, and President.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The principles followed in determining the consideration to be received in the Merger was based on the relative values of the two companies, and included consideration of factors such as book value of Hotelecopy's and Edd Helms Incorporated's shares, the value of Edd Helms Incorporated's business as a going concern, the value that Hotelecopy might receive were it to sell itself as a shell corporation to an independent third party, the benefits of the Merger to Edd Helms Incorporated and its shareholders by providing a market for Edd Helms Incorporated's shareholders' shares in the merged companies and a more visible public presence for Edd Helms Incorporated's business. The Merger consideration is not the result of arms' length bargaining between Hotelecopy and Edd Helms Incorporated, nor was the opinion of any financial advisor sought.

         No funds were obtained from any third party, including any bank, for the transaction. All funds required were provided by Edd Helms Incorporated as the Registrant had no funds available for such purpose. The business of both the Registrant and Edd Helms Incorporated are intended to be continued subsequent to the merger.

ITEM 5.  OTHER EVENTS.

         At the shareholder meeting of July 30, 1999, the Registrant's shareholders also approved the following actions that Registrant is taking:

         (a) Registrant's name is being changed from Hotelecopy, Inc. to Edd Helms Group, Inc.

         (b) Registrant's Articles of Incorporation are being amended to increase the number of authorized shares of common stock, par value $.01 per share, to 20,000,000 shares.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EDD HELMS GROUP, INC.
                                           (Formerly Hotelecopy, Inc.)

Date:  August 3, 1999                      By:  /S/ PHILIP H. KABOT
                                              ----------------------------
                                           Name:  PHILIP H. KABOT
                                           Title: CHIEF FINANCIAL OFFICER